News Release
Cory T. Walker
February 3, 2012 Chief Financial Officer
(386) 239-7250

BROWN & BROWN, INC.
ANNOUNCES 6.2% INCREASE IN TOTAL REVENUES AND ATTAINMENT OF $1
BILLION REVENUE GOAL

(Daytona Beach and Tampa, Florida) . . . Brown & Brown, Inc. (NYSE:BRO) today announced its financial results for the fourth quarter of 2011.

Net income for the fourth quarter of 2011 was $36,494,000, or $0.25 per share, compared with $32,146,000, or $0.22 per share for the same quarter of 2010, an increase of 13.5%.  Total revenue for the fourth quarter ended December 31, 2011 was $244,097,000, compared with 2010 fourth-quarter revenue of $229,938,000, an increase of 6.2%.

Total revenue for the twelve months ended December 31, 2011 was $1,014,000,000, compared with total revenue for the same period of 2010 of $973,492,000, an increase of 4.2%.  Net income for the twelve-month period ended December 31, 2011 was $163,995,000, or $1.13 per share, compared with $161,752,000, or $1.12 per share for the same period of 2010, an increase of 1.4%.

J. Hyatt Brown, Chairman and acting President and Chief Executive Officer of the Company, noted, "We congratulate Powell Brown and his senior leadership team and all of our people on the achievement of one of our intermediate goals of exceeding $1 billion in total revenues.  We challenged our team with this $1 billion goal shortly after the end of 2001 when we attained $365 million in total revenues.  To reach this goal and to nearly triple our revenues during this time period, given the overwhelming economic headwinds of the last four years, is I believe a testament to the strength, focus and dedication of each individual in our company."

Brown & Brown, Inc., through its subsidiaries, offers a broad range of insurance and reinsurance products and services.  Additionally, certain Brown & Brown subsidiaries offer a variety of risk management, third party administration, and other services. Serving business, public entity, individual, trade and professional association clients nationwide, the Company is ranked by Business Insurance magazine as the United States' seventh largest independent insurance intermediary. The Company's Web address is www.bbinsurance.com.

This press release may contain certain statements relating to future results which are forward-looking statements, including those relating to the Company's anticipated financial results for the fourth quarter of 2011 and the twelve months ended December 31, 2011. These statements are not historical facts, but instead represent only the Company's current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control. It is possible that the Company's actual results, financial condition and achievements may differ, possibly materially, from the anticipated results, financial condition and achievements contemplated by these forward-looking statements. These risks and uncertainties include, but are not limited to, the Company's determination as it finalizes its financial results for the fourth quarter of 2011 and the twelve months ended December 31, 2011 that its financial results differ from the current preliminary unaudited numbers set forth herein, other factors that the Company may not have currently identified or quantified, and other risks, relevant factors and uncertainties identified in the Company's Annual Report on Form 10-K for the twelve months ended December 31, 2010, subsequent Reports on Form 10-Q and Form 8-K and the Company's other filings with the Securities and Exchange Commission. All forward-looking statements made herein are made only as of the date of this release, and the Company does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter becomes aware.

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Brown & Brown, Inc.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,

	2011	2010	2011	2010
REVENUES

Commissions and fees	$241,350	$229,088	$1,005,962	$966,917
Investment income	333	304	1,267	1,326
Other income, net	2,414	546	6,313	5,249
Total revenues	244,097	229,938	1,013,542	973,492

EXPENSES

Employee compensation and benefits	129,389	122,264	508,675	487,820
Non-cash stock-based compensation	2,856	1,615	11,194	6,845
Other operating expenses	34,590	34,595	144,079	135,851
Amortization	13,965	13,370	54,755	51,442
Depreciation	3,116	3,141	12,392	12,639
Interest	3,352	3,624	14,132	14,471
Change in estimated acquisition earn-out
payables	(2,862)	(638)	(2,206)	(1,674)
Total expenses	184,406	177,971	743,021	707,394

Income before income taxes	59,691	51,967	270,521	266,098

Income taxes	23,197	19,821	106,526	104,346

Net income	$ 36,494	$ 32,146	$163,995	$161,752
	======	======	=======	=======
Net income per share:
Basic	$0.25	$0.23	$1.15	$1.14
	====	====	====	====
Diluted	$0.25	$0.22	$1.13	$1.12
	====	====	====	====
Weighted average number of shares outstanding:
Basic	138,796	138,190	138,582	137,924
Diluted	140,547	139,660	140,264	139,318
	======	======	======	======
Dividends declared per share	$0.0850	$0.08	$0.3250	$0.3125
	======	=====	======	======

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Brown & Brown, Inc.
INTERNAL GROWTH SCHEDULE
Core Commissions and Fees(1)
Three Months Ended December 31, 2011
(in thousands)
(unaudited)

	Quarter Ended 12/31/11	Quarter Ended 12/31/10	Total Net Change	Total Net Growth %	Less Acquisition Revenues	Internal Net Growth $	Internal Net Growth %

Florida Retail
	$37,820	$ 37,236	$ 584	1.6%	$ 607	$ (23)	(0.1)%
National Retail	78,667	73,171	5,496	7.5%	8,669	(3,173)	(4.3)%
Western Retail	26,177	21,709	4,468	20.6%	6,026	(1,558)	(7.2)%
Total Retail	142,664	132,116	10,548	8.0%	15,302	(4,754)	(3.6)%

Professional Programs	10,365	10,842	(477)	(4.4)%	-	(477)	(4.4)%
Special Programs	34,187	30,107	4,080	13.6%	1,560	2,520	8.4%
Total National Programs	44,552	40,949	3,603	8.8%	1,560	2,043	5.0%

Wholesale Brokerage	32,842	31,857	985	3.1%	-	985	3.1%

Services	16,482	15,975	507	3.2%	97	410	2.6%

Total Core Commissions and Fees (1)	$236,540	$220,897	$15,643	7.1%	$16,959	$(1,316)	(0.6)%
	=====	=====	====		====	====

Reconciliation of Internal Growth Schedule
to Total Commissions and Fees
Included in the Consolidated Statements of Income
For the Three Months Ended December 31, 2011 and 2010
(in thousands)
(unaudited)

	Quarter	Quarter
	Ended	Ended
	12/31/11	12/31/10

Total core commissions and fees(1)	$236,540	$220,897
Contingent commissions	4,810	6,385
Divested business	-	1,806

Total commission & fees	$241,350	$229,088
	======	======

(1)

  Total core commissions and fees are our total commissions and fees less (i) profit-sharing contingent commissions (revenue derived from special revenue-sharing commissions from insurance companies based upon the volume and the growth and/or profitability of the business placed with such companies during the prior year), and (ii) divested business (commissions and fees generated from offices, books of business or niches sold by the Company or terminated).

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Brown & Brown, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	December 31,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$ 286,305	$ 272,984
Restricted cash and investments	130,535	123,594
Short-term investments	7,627	7,678
Premiums, commissions and fees receivable	240,257	214,446
Deferred income taxes	19,863	20,076
Other current assets	23,540	14,031
Total current assets	708,127	652,809

Fixed assets, net	61,360	59,713
Goodwill	1,323,469	1,194,827
Amortizable intangible assets, net	496,182	481,900
Other assets	17,873	11,565
Total assets	$2,607,011	$2,400,814
	========	========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Premiums payable to insurance companies	$ 327,096	$ 311,346
Premium deposits and credits due customers	30,048	28,509
Accounts payable	22,384	33,693
Accrued expenses and other liabilities	100,865	94,947
Current portion of long-term debt	1,227	1,662
Total current liabilities	481,620	470,157

Long-term debt	250,033	250,067

Deferred income taxes, net	178,052	146,482

Other liabilities	53,343	27,764

Shareholders' equity:
Common stock, par value $0.10 per share; authorized 280,000 shares; issued and outstanding 143,352 at 2011 and 142,795 at 2010	14,335	14,279
Additional paid-in capital	307,059	286,997
Retained earnings	1,322,562	1,205,061
Accumulated other comprehensive income	7	7

Total shareholders' equity	1,643,963	1,506,344

Total liabilities and shareholders' equity	$2,607,011	$2,400,814
	========	========

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